UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2024

Clover Leaf Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40625	85-2303279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Brickell Avenue, Suite 2520

Miami, FL 33131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 577-0031

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value and one Right to receive one-eighth (1/8) of one share of Class A Common Stock upon the consummation of an initial business combination	CLOEU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	CLOE	The Nasdaq Stock Market LLC
Rights, every eight (8) rights entitles the holder to receive one share of Class A Common Stock upon the consummation of an initial business combination	CLOER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 18, 2024, Clover Leaf Capital Corp. (the “Company”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment (the “Extension Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company must consummate its initial business combination (the “Initial Business Combination”) from July 22, 2024 to October 22, 2024, or such earlier date as determined by the Company’s board of directors.

In connection with the Meeting, stockholders holding 355,865 shares of the Company’s Class A common stock issued in the Company’s initial public offering exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”). As a result, approximately $4,386,351 (approximately $12.33 per share) will be removed from the Company’s Trust Account to pay such holders.

Following the approval and implementation of the Extension Amendment, on July 22, 2024, the Company issued a promissory note (the “Extension Note”) in the aggregate principal amount of up to $124,727.58 to Yntegra Capital Investments, LLC (the “Sponsor”), pursuant to which the Sponsor agreed to loan to the Company up to $124,727.58 to deposit into the Company’s Trust Account for each share of the Company’s Class A common stock, par value $0.0001, held by the Company’s public stockholders (the “Public Shares”) that was not redeemed in connection with the Extension Amendment. The Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s Initial Business Combination, or (b) the date of the liquidation of the Company.

The foregoing description is qualified in its entirety by reference to the Extension Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

On July 19, 2024, the Company deposited $41,575.86 into the Trust Account, and the Company will continue to deposit $41,575.86 into the Trust Account for each additional calendar month (promptly following the 22nd of each calendar month), or portion thereof, that is needed by the Company to complete an Initial Business Combination until October 22, 2024, and such amount will be distributed either to: (i) all of the holders of Public Shares upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Initial Business Combination.

On July 22, 2024, the Company issued a promissory note (the “Working Capital Note”) in the principal amount of up to $300,000 to the Sponsor. The Working Capital Note was issued in connection with up to $300,000 of advances the Sponsor has made or may make in the future to the Company for working capital expenses. The loan is non-interest bearing and payable upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company.

The foregoing description is qualified in its entirety by reference to the Working Capital Note, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2024, the Company filed the Extension Amendment with the Secretary of State of the State of Delaware. The Extension Amendment extends the date by which the Company must consummate its Initial Business Combination from July 22, 2024 to October 22, 2024, or such earlier date as determined by the Company’s board of directors.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The number of shares of common stock entitled to vote at the Meeting was 5,320,508 shares outstanding as of the record date (the “Voting Stock”).

The number of shares of Voting Stock present or represented by valid proxy at the Meeting was 4,844,053 shares. At the Meeting, the Company’s stockholders approved the Extension Amendment (the “Extension Amendment Proposal”). The following is a tabulation of the voting on the Extension Amendment Proposal:

For	Against	Abstain	Broker Non-Votes
4,842,674	1,379	-	-

A proposal to adjourn the Meeting to a later date was not presented because there were enough votes to approve the Extension Amendment Proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

3.1	Fourth Amendment to Amended and Restated Certificate of Incorporation
10.1	Extension Note, dated July 22, 2024, issued to Yntegra Capital Investments, LLC
10.2	Working Capital Note, dated July 22, 2024, issued to Yntegra Capital Investments, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clover Leaf Capital Corp.

Dated: July 22, 2024	By:	/s/ Felipe MacLean
	Name:	Felipe MacLean
	Title:	Chief Executive Officer

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